UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 1, 2005


                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


             COLORADO                  0-15224               84-0969445
             --------                  -------               ----------
   (State or other jurisdiction      (Commission          (I.R.S. Employer
        of incorporation)            File Number)       Identification Number)


7334 So. Alton Way, Bldg. 14, Suite F, Centennial, Colorado     80112
-----------------------------------------------------------     -----
         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (303) 267-0111


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02  Sale of Unregistered Securities

     On each of April 1, 2005 and July 15, 2005, Advance Display Technologies, Inc. (the "Company") issued two revolving 10% convertible, redeemable promissory notes, one for $145,000 and one for $50,000, respectively, to Lawrence F. DeGeorge, a director of the Company, and on each of April 22, 2005 and July 15, 2005, the Company issued two of the same form of promissory notes, one for $70,000 and one for $50,000, respectively, to Gene W. Schneider, one of the Company's principal shareholders (collectively, the "Notes"). The Notes are convertible into shares of the Company's Series D Convertible Preferred Stock at $.0167 per share. The Series D is convertible into the Company's Common Stock at the same price per share. The offer and sale of the Notes and the underlying shares of Series D Preferred Stock into which the Notes are convertible and the Common Stock into which the Series D are convertible, were exempt from registration under the Securities Act of 1933 (the "Act") as a private offering to "accredited investors" under Sections 4(2) and 4(6) of the Act and Rules 505 and 506 of Regulation D thereunder. A copy of the form of 10% Convertible, Redeemable Promissory Note is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

     (c) Exhibits

         Exhibit No.

            99.1 Form of Revolving 10% Convertible, Redeemable Promissory Note filed as Exhibit 99.2 to the Company's Form 8-K dated January 11, 2005 and incorporated by reference herein.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             ADVANCE DISPLAY TECHNOLOGIES, INC.
                                             ----------------------------------
                                                        (Registrant)

Date  September 9, 2005                      By:/s/ Matthew W. Shankle
                                             -------------------------
                                             Matthew W. Shankle, President